SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2004

LONG BEACH SECURITIES CORP.
(as depositor under the Pooling and Servicing Agreement,
dated as of September 1, 2004, providing for the issuance of
Asset-Backed Certificates, Series 2004-4)

(Exact name of registrant as specified in its charter)

333-109318
(Commission File Number)

Delaware	33-0917586
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1400 South Douglass Road, Suite 100, Anaheim, California 92806
(Address of principal executive offices, with zip code)

(714) 939-5200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Description of the Certificates and the Mortgage Pool

As of the date hereof, Long Beach Securities Corp. (the “Registrant”) has caused to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Commission’s Rule 424 a Prospectus Supplement to its Prospectus, dated February 10, 2004, in connection with the Registrant’s issuance of a series of certificates, entitled Long Beach Mortgage Loan Trust 2004‑4, Asset-Backed Certificates, Series 2004‑4 (the “2004‑4 Certificates”), to be issued pursuant to a pooling and servicing agreement, dated as of September  1, 2004, among the Registrant as depositor (the “Depositor”), Long Beach Mortgage Company as master servicer (“Master Servicer”) and Deutsche Bank National Trust Company as trustee.  The Registrant, Master Servicer, Greenwich Capital Markets, Inc. and WaMu Capital Corp. (together, Greenwich Capital Markets, Inc. and WaMu Capital Corp. are the “Underwriters”) have entered into an Underwriting Agreement dated as of August 23, 2004 for the purchase of the Class I-A1 Certificates, the Class II-A1 Certificates, the Class II-A2 Certificates, the Class II-A3 Certificates, Class II-A4 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class M-11 Certificates, the Class M-12 Certificates (the “Underwritten Certificates”). The 2004‑4 Certificates will represent in the aggregate the entire beneficial ownership interests in a trust fund (the “Trust Fund”) consisting primarily of a pool of fixed rate and adjustable rate, first lien residential mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”).

Computational Materials

            The Underwriters have advised the Registrant that they have furnished to certain prospective purchasers of Certificates certain materials, herein referred to as “Computational Materials”, in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund, the structure of the Underwritten Certificates and terms of certain classes of Underwritten Certificates, and the hypothetical characteristics and hypothetical performance of certain classes of Underwritten Certificates under certain assumptions and scenarios.

            The Computational Materials have been provided by the Underwriters.  The information in the Computational Materials is preliminary and will be superseded by the Prospectus Supplement relating to the Certificates and by any other information subsequently filed with the Commission.

            The Computational Materials were prepared by the Underwriters at the request of certain prospective investors. The Computational Materials may be based on information that differs from the information set forth in the Prospectus Supplement.

Intex Model

The Intex model (the “Intex Model”) has been provided by the Underwriters in connection with the Underwritten Certificates.  The Intex Model allows prospective investors to generate hypothetical performance data with respect to the Underwritten Certificates based on assumptions chosen by them regarding certain characteristics of the related mortgage loans.  Access to the Intex Model can be obtained by contacting Patrick Leo at Greenwich Capital Markets, Inc. at (203) 618-2952.

Item 9.01.      Financial Statements and Exhibits.

                        (a)        Not applicable

                        (b)        Not applicable

                        (c)        Exhibits

Exhibit No.	Description
99.1

Computations Materials (as defined in Item 8.01) that have been provided by Greenwich Capital Markets, Inc. and WaMu Capital Corp. to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004‑4

99.2

Intex Model (as defined in Item 8.01) that has been provided by Greenwich Capital Markets, Inc. and WaMu Capital Corp.in connection with the Registrant's Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004‑4.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 3, 2004

LONG BEACH SECURITIES CORP.

By:	/s/ Deven Patel

Name: Deven Patel
Title: Authorized Officer

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page

99.1	Computations Materials (as defined in Item 8.01) that have been provided by Greenwich Capital Markets, Inc. and WaMu Capital Corp. to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004-4.	P

99.2	Intex Model (as defined in Item 8.01) that has been provided by Greenwich Capital Markets, Inc. and WaMu Capital Corp. in connection with the Registrant's Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2004-4.	P

EXHIBIT 99.1

FILED BY PAPER

EXHIBIT 99.2

FILED BY PAPER